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                                                                       Exhibit 5
                           NUTTER, McCLENNEN & FISH

                               ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699

           TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS
                                                                 (617)439-2623

                                October 25, 1995
                                    12771-84



     North American Biologicals, Inc.
     5800 Park of Commerce Boulevard, N.W
     Boca Raton, Florida 33487

     Gentlemen:

          Reference is made to the Registration Statement on Form S-4 (File No. 33-63497) and the Joint Proxy Statement/Prospectus constituting a part thereof (the "Registration Statement"), which North American Biologicals, Inc. (the "Company") has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and issuance of approximately 14,261,512 shares of the Company's Common Stock, $.10 par value (the "Common Stock"), in connection with the merger (the "Merger") of Univax Biologics, Inc. ("Univax") with and into the Company pursuant to the terms of that certain Agreement and Plan of Merger dated as of August 28, 1995 between the Company and Univax (the "Merger Agreement").

          We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Certificate of Incorporation of the Company and all amendments thereto, its By-laws, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that:

          Assuming the requisite approval and adoption of the Merger Agreement by the stockholders of NABI and Univax and the filing of a Certificate of Merger as contemplated by the Merger Agreement, the shares of Common Stock to be issued by the Company in the Merger, when issued upon the terms described in the Registration Statement and pursuant to the terms of the Merger Agreement, will be duly and validly issued, fully paid and non-assessable.
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     North American Biologicals, Inc.
     October 25, 1995
     Page 2


          We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the Joint Proxy Statement/Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the offer and issuance of the aforesaid shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.


                                       Very truly yours,


                                       /s/ Nutter, McClennen & Fish
                                       Nutter, McClennen & Fish

     JED